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                                                                    EXHIBIT 24.5

                                    BERWIND

                              FINANCIAL GROUP, LP.

                                 April 19, 1996

Board of Directors
BT Financial Corporation
Johnstown, Pennsylvania

     We consent to the use of our firm's name, Berwind Financial Group, L.P., and the inclusion of our Form of Fairness Opinion in this registration statement dated April 19, 1996 on Form S-4 (concerning the acquisition of Moxham Bank Corporation by BT Financial Corporation).

                                        Sincerely,

                                        /s/ BERWIND FINANCIAL GROUP, L.P.